Exhibit 99.1

PRESS RELEASE

PacWest Bancorp

(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Victor R. Santoro
	President and CEO	Executive Vice President and CFO
	10250 Constellation Boulevard, Suite 1640	10250 Constellation Boulevard, Suite 1640
	Los Angeles, CA 90067	Los Angeles, CA 90067
Phone:	310-728-1020	310-728-1021
Fax:	310-201-0498	310-201-0498

FOR IMMEDIATE RELEASE	October 22, 2014

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE THIRD QUARTER OF 2014

Highlights

•                  Net Earnings of $62.3 Million or $0.60 Per Diluted Share; Adjusted Net Earnings of $68.4 Million or $0.66 Per Diluted Share

•                  Core Net Interest Margin at 5.64%

•                  $384.8 Million of Organic Loan and Lease Growth in the Quarter Driven by $974.7 Million of Production

•                  Demand Deposits Increased $141.1 Million in the Quarter and are 25% of Total Deposits

•                  Core Deposits Increased $268.8 Million in the Quarter and are 52% of Total Deposits

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the third quarter of 2014 of $62.3 million, or $0.60 per diluted share, compared to net earnings for the second quarter of 2014 of $10.6 million, or $0.10 per diluted share. When certain income and expense items described below are excluded, adjusted net earnings are $68.4 million, or $0.66 per diluted share, for the third quarter of 2014 and $63.8 million, or $0.64 per diluted share, for the second quarter of 2014.

Matt Wagner, President and CEO, commented, “The operating metrics of our third quarter are outstanding. We originated $975 million of loans and leases resulting in annualized portfolio growth of 14%. Core deposits grew $269 million during the quarter, with $85 million of such growth coming from CapitalSource division borrowers. At September 30, CapitalSource division borrowers had $193 million on deposit with us and our team continues to have a strong pipeline. On the earnings side, we posted a robust adjusted earnings of $68.4 million, or $0.66 per share, that represent a 1.73% return on average assets and a 15.8% return on average tangible equity. Our credit quality remains strong, with substantial reductions in nonaccrual and classified loans and leases. These strong operating results, along with the asset generation momentum from the CapitalSource merger, position us well for continued growth and success.”

Vic Santoro, Executive Vice President and CFO, stated “Our net interest margin and expense control were strong in the third quarter. Our core net interest margin remains quite solid at 5.64%. The third quarter adjusted efficiency ratio at 43% held steady with the second quarter.  We continue to build capital, with a tangible common equity ratio of 12.2% at the end of September.”

FINANCIAL HIGHLIGHTS

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,		September 30,
Financial Highlights: (1)	2014	2014	Change	2014	2013	Change
	(Dollars in thousands, except per share data)
Total Assets	$15,938,345	$15,684,866	$253,479	$15,938,345	$6,616,855	$9,321,490
Gross Loans and Leases	11,591,395	11,200,524	390,871	11,591,395	4,384,312	7,207,083
Total Deposits	11,523,437	11,667,797	(144,360)	11,523,437	5,433,144	6,090,293

Net Earnings	62,271	10,555	51,716	97,906	42,006	55,900
Diluted Earnings Per Share	$0.60	$0.10	$0.50	$1.18	$1.03	$0.15
Annualized Return on Average Assets	1.57%	0.28%	1.29	1.05%	0.95%	0.10

Adjusted Net Earnings (2)	$68,356	$63,814	$4,542	$154,740	$59,564	$95,176
Adjusted Diluted Earnings Per Share (2)	$0.66	$0.64	$0.02	$1.86	$1.47	$0.39
Annualized Adjusted Return on Average Assets (2)	1.73%	1.70%	0.03	1.66%	1.34%	0.32
Annualized Return on Average Tangible Equity (2)	14.36%	2.65%	11.71	10.01%	10.52%	(0.51)
Annualized Adjusted Return on Average Tangible Equity (2)	15.76%	16.05%	(0.29)	15.83%	14.92%	0.91

Noninterest-Bearing Deposits as a Percentage of Total Deposits	25%	23%	2	25%	43%	(18)
Core Deposits as a Percentage of Total Deposits	52%	49%	3	52%	87%	(35)
Tangible Common Equity Ratio (2)	12.24%	12.14%	0.10	12.24%	9.12%	3.12
Tangible Book Value Per Share (2)	$16.86	$16.43	$0.43	$16.86	$12.62	$4.24
Net Interest Margin	5.78%	6.24%	(0.46)	5.99%	5.36%	0.63
Core Net Interest Margin (2)	5.64%	5.74%	(0.10)	5.64%	5.28%	0.36
Efficiency Ratio	46.6%	84.5%	(37.9)	63.7%	73.3%	(9.6)
Adjusted Efficiency Ratio (2)	43.4%	43.1%	0.3	45.8%	61.5%	(15.7)
Annualized Operating Expense as a Percentage of Average Assets	2.09%	2.14%	(0.05)	2.29%	3.18%	(0.89)

(1) Includes the acquisition of First California Financial Group, Inc. on May 31, 2013 and CapitalSource Inc. on April 7, 2014.

(2) Non-GAAP measure

ADJUSTED NET EARNINGS

In evaluating its earnings, the Company removes certain items to arrive at adjusted net earnings and adjusted diluted earnings per share, as detailed below:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands)

Reported net earnings	$62,271	$10,555	$24,163	$97,906	$42,006
Subtract: Tax (benefit) expense on discontinued operations	(3)	(476)	16	(1,067)	(18)
Add: Tax expense on continuing operations	42,205	14,846	11,243	71,627	20,868
Reported pre-tax earnings	104,473	24,925	35,422	168,466	62,856
Add: Acquisition, integration and reorganization costs	5,193	86,242	5,450	93,635	24,139
Subtract: FDIC loss sharing expense, net	(7,415)	(8,525)	(7,032)	(27,370)	(15,579)
(Loss) gain on sale of loans and leases	973	(485)	604	594	1,108
Gain on securities	—	89	5,222	4,841	5,631
Covered OREO (expense) income, net	(452)	185	332	1,348	1,239
Gain on sale of owned office building	—	—	—	1,570	—
Adjusted pre-tax earnings before accelerated discount accretion on acquired loan payoffs	116,560	119,903	41,746	281,118	94,596
Subtract: Accelerated discount accretion resulting from payoffs of acquired loans	4,501	15,290	2,105	27,446	2,959
Adjusted pre-tax earnings	112,059	104,613	39,641	253,672	91,637
Tax expense (1)	(43,703)	(40,799)	(13,874)	(98,932)	(32,073)
Adjusted net earnings	$68,356	$63,814	$25,767	$154,740	$59,564

Annualized adjusted return on average assets	1.73%	1.70%	1.53%	1.66%	1.34%

Adjusted diluted earnings per share	$0.66	$0.64	$0.56	$1.86	$1.47

(1) Full-year expected effective tax rate of 39% used in 2014 periods and actual effective tax rate of 35% used in 2013 periods.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased $3.7 million to $188.8 million for the third quarter of 2014 compared to $192.5 million for the second quarter of 2014 due to lower accelerated discount accretion resulting from payoffs of acquired loans offset by higher interest income from higher average loan and lease balances. Net interest margin (“NIM”) for the third quarter of 2014 was 5.78%, compared to 6.24% for the second quarter of 2014 and the loan yield was 6.68% compared to 7.34% for the second quarter of 2014. The decrease in the NIM and the loan yield are both due to lower accelerated discount accretion from payoffs of acquired loans. Accelerated accretion resulting from payoffs of acquired loans was $4.5 million in the third quarter (16 basis points on the loan and lease yield) compared to $15.3 million in the second quarter (58 basis points on the loan and lease yield), a decrease of $10.8 million. Nevertheless, when accelerated accretion is excluded, interest income on loans and leases increased $8.5 million quarter over quarter as a direct result of the $1.9 billion of loans and leases originated and purchased since March 31, 2014.

The total cost of deposits increased to 0.30% from 0.26% in the prior quarter due primarily to a lower amount of premium accretion on the time deposits acquired in the CapitalSource merger. The outflow of maturing higher-rate time deposits, and the retention of a portion of these deposits at current rates, resulted in the decline in the weighted average contractual rate of time deposits to 0.80% at September 30th from 0.89% at June 30th.

Net interest margin information is presented in the following table for the periods indicated:

	Three Months Ended
	September 30,	June 30,
Net Interest Margin	2014	2014
	(In thousands)
Average Assets:
Loans and leases	$11,285,689	$10,500,521
Investment securities	1,584,811	1,606,848
Deposits in financial institutions	99,276	276,095
Average interest-earning assets	12,969,776	12,383,464
Other assets	2,746,763	2,653,637
Average total assets	$15,716,539	$15,037,101

Average Liabilities:
Interest-bearing deposits	$8,778,642	$8,629,482
Borrowings	96,711	39,931
Subordinated debentures	434,625	409,934
Average interest-bearing liabilities	9,309,978	9,079,347
Noninterest-bearing demand deposits	2,778,260	2,546,540
Other liabilities	163,182	178,196
Average total liabilties	12,251,420	11,804,083
Average stockholders’ equity	3,465,119	3,233,018
Average liabilities and stockholders’ equity	$15,716,539	$15,037,101

Average time deposits	$5,680,732	$5,613,601
Average total deposits	$11,556,902	$11,176,022
Average funding sources	$12,088,238	$11,625,887

Yield on:
Average loans and leases	6.68%	7.34%
Average investment securities	3.09%	2.99%
Average interest-earning assets	6.19%	6.62%

Cost of:
Average total deposits	0.30%	0.26%
Average time deposits	0.51%	0.42%
Average interest-bearing deposits	0.40%	0.34%
Average borrowings	0.30%	2.00%
Average subordinated debentures	4.21%	4.22%
Average interest-bearing liabilities	0.58%	0.52%
Average funding sources	0.44%	0.41%

Net interest rate spread	5.61%	6.10%
Net interest margin	5.78%	6.24%

The NIM and loan and lease yield are impacted by accelerated accretion of acquisition discounts resulting from acquired loan payoffs that cause volatility. The effects of this item are shown in the following table for the periods indicated:

	Three Months Ended		Three Months Ended
	September 30, 2014		June 30, 2014
		Loan and		Loan and
	NIM	Lease Yield	NIM	Lease Yield
Reported	5.78%	6.68%	6.24%	7.34%
Less: Accelerated accretion of acquistion discounts resulting from acquired loan payoffs	(0.14)%	(0.16)%	(0.50)%	(0.58)%
Core (non-GAAP measure)	5.64%	6.52%	5.74%	6.76%

The impact on the NIM from all purchase accounting items is detailed in the table below for the period indicated:

	Three Months Ended
	September 30, 2014
		Impact on
	Amount	NIM
	(Dollars in thousands)
NIM - as reported	$188,846	5.78%
Less: Accelerated accretion of acquisition discounts from early acquired loan payoffs	(4,501)	(0.14)%
Remaining accretion of Non-PCI loan acqusition discounts	(15,072)	(0.46)%
Amortization of TruPS discount	1,402	0.04%
Accretion of time deposits premium	(5,081)	(0.16)%
	(23,252)	(0.72)%
NIM - excluding purchase accounting	$165,594	5.06%

Noninterest Income

Noninterest income increased by $7.8 million to $16.3 million for the third quarter of 2014 compared to $8.5 million for the second quarter of 2014 due mostly to higher gain on sales of loans and leases, lower FDIC loss sharing expense and higher other income.  The increase in other income is attributed to higher dividends on other equity investments and higher foreign currency translation net gains.  The increase in other commissions and fees is due to higher unused commitment fees and prepayment fees. FDIC loss sharing expense decreased $1.1 million due mostly to lower amortization of the FDIC loss sharing asset as one of the Bank’s loss sharing agreements reached the end of its initial indemnification period during the quarter.

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Income	2014	2014	(Decrease)
	(In thousands)

Service charges on deposit accounts	$2,725	$2,719	$6
Other commissions and fees	6,371	5,743	628
Leased equipment income	5,615	5,672	(57)
Gain (loss) on sale of loans and leases	973	(485)	1,458
Gain on securities	—	89	(89)
FDIC loss sharing expense, net	(7,415)	(8,525)	1,110
Other income:
Dividends and realized gains on equity investments	3,625	658	2,967
Foreign currency translation net gains	2,253	251	2,002
Income recognized on early repayment of leases	510	961	(451)
Other	1,657	1,396	261
Total noninterest income	$16,314	$8,479	$7,835

The following table presents the details of FDIC loss sharing expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
FDIC Loss Sharing Expense, Net	2014	2014	(Decrease)
	(In thousands)

Loss on FDIC loss sharing asset	$(1,735)	$(991)	$(744)
FDIC loss sharing asset amortization, net	(6,074)	(7,270)	1,196
Net reimbursement (to) from FDIC for covered OREOs	491	(175)	666
Other	(97)	(89)	(8)
FDIC loss sharing expense, net	$(7,415)	$(8,525)	$1,110

Noninterest Expense

Noninterest expense decreased by $74.3 million to $95.6 million for the third quarter of 2014 compared to $169.9 million for the second quarter of 2014. The decrease was due mostly to lower acquisition, integration and reorganization costs which decreased $81.0 million, offset by higher foreclosed assets expense of $4.3 million and higher operating expenses of $2.6 million.  The increase in foreclosed assets expense was mostly due to write-downs on existing properties.

Operating expenses increased to $82.6 million for the third quarter of 2014 compared to $80.1 million for the second quarter of 2014 due to increases in compensation, other professional services and other expenses.  Compensation expense was affected by a number of items including:

•                  Lower base salaries and payroll taxes of $1.8 million;

•                  Higher incentive compensation expense of $1.9 million, largely due to the level of loan and lease originations; and

•                  Higher restricted stock expense of $600,000; as new awards were made in May 2014, the third quarter included three months of amortization expense compared to two months in the second quarter.

Other professional services increased due to higher legal and other consulting expenses related to corporate initiatives. Other expenses increased due to higher loan-related expenses related to origination and work-out activities and an accrual for loan-related litigation exposure.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	September 30,	June 30,	Increase
Noninterest Expense	2014	2014	(Decrease)
	(In thousands)

Compensation	$45,861	$45,081	$780
Occupancy	11,188	11,078	110
Data processing	3,929	4,099	(170)
Other professional services	3,687	2,843	844
Insurance and assessments	3,020	3,179	(159)
Intangible asset amortization	1,608	1,677	(69)
Other expense:
Loan expense	3,711	3,024	687
Communications	1,369	1,421	(52)
Other	8,275	7,670	605
Total operating expense	82,648	80,072	2,576
Leased equipment depreciation	2,961	3,095	(134)
Foreclosed assets expense, net	4,827	497	4,330
Acquisition, integration and reorganization costs	5,193	86,242	(81,049)
Total noninterest expense	$95,629	$169,906	$(74,277)

Income Taxes

Our overall effective income tax rate was 40.4% for the third quarter of 2014 and 57.7% for the second quarter of 2014.  The second quarter effective tax rate was driven higher than normal by the non-deductibility and tax treatment of certain acquisition, integration and reorganization costs.  When these items are excluded, the second quarter adjusted effective tax rate was 40.2%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

Total loans and leases increased $384.8 million in the third quarter to $11.6 billion at September 30, 2014. The loan and lease growth in the third quarter represents an annualized growth rate of 14%.

The following table presents a roll forward of the loan and lease portfolio for the periods indicated:

	Three Months Ended
	September 30,	June 30,
Loan and Lease Roll Forward (1)	2014	2014
	(In thousands)

Beginning balance	$11,190,105	$4,161,067
Loans and leases originated and purchased	974,658	881,281
Existing loans and leases:
Principal repayments, net (2)	(535,758)	(710,818)
Loan and lease sales	(13,039)	(21,371)
Transfers to loans held for sale	(33,125)	—
Transfers to foreclosed assets	—	(655)
Charge-offs	(7,956)	(5,434)
Loans and leases acquired through acquisition	—	6,886,035
Ending balance	$11,574,885	$11,190,105

(1)         Includes direct financing leases but excludes equipment leased to others under operating leases.

(2)         Includes principal repayments on existing loans, changes in revolving lines of credit (repayments and draws) and other changes within the loan portfolio.

The following table presents a roll forward of the loan and lease portfolio by segment for the period indicated:

	Three Months Ended September 30, 2014
	PWB
	Community	National
Loan and Lease Roll Forward by Segment	Banking	Lending	Total
	(In thousands)

Beginning balance	$3,521,367	$7,668,738	$11,190,105
Loans and leases originated and purchased	236,384	738,274	974,658
Existing loans and leases:
Principal repayments, net	(269,365)	(266,393)	(535,758)
Loan and lease sales	(223)	(12,816)	(13,039)
Transfers to loans held for sale	—	(33,125)	(33,125)
Charge-offs	(6,038)	(1,918)	(7,956)
Ending balance	$3,482,125	$8,092,760	$11,574,885

Weighted average rate on originations	4.73%	5.56%	5.34%

The following table presents the composition of our loan and lease portfolio as of the dates indicated:

	September 30,	June 30,
Loan and Lease Portfolio	2014	2014
	(In thousands)
Real estate mortgage:
Hospitality	$530,628	$560,832
SBA	357,923	352,492
Commercial real estate	2,492,883	2,390,066
Healthcare real estate	1,006,164	976,539
Multi-family	811,234	857,907
Other	514,283	457,746
Total real estate mortgage	5,713,115	5,595,582
Real estate construction:
Residential	72,881	73,488
Commercial	218,389	235,018
Total real estate construction	291,270	308,506
Commercial:
Collateralized	429,011	446,754
Unsecured	127,150	145,632
Asset-based	1,594,488	1,488,267
Cash flow	2,341,511	2,167,135
Equipment finance	928,460	932,554
SBA	41,129	42,333
Total commercial	5,461,749	5,222,675
Consumer	108,751	63,342
Total loans and leases, net of deferred fees	$11,574,885	$11,190,105

Deposits

The following table presents the composition of our deposit portfolio as of the dates indicated:

	September 30, 2014		June 30, 2014
		% of		% of
Deposit Category	Amount	Total	Amount	Total
	(Dollars in thousands)

Noninterest-bearing demand deposits	$2,842,488	25%	$2,701,434	23%
Interest checking deposits	683,014	6%	587,418	5%
Money market deposits	1,721,563	15%	1,688,773	14%
Savings deposits	759,893	6%	760,553	7%
Total core deposits	6,006,958	52%	5,738,178	49%
Time deposits under $100,000	2,267,013	20%	2,251,473	19%
Time deposits of $100,000 and over	3,249,466	28%	3,678,146	32%
Total time deposits	5,516,479	48%	5,929,619	51%
Total deposits	$11,523,437	100%	$11,667,797	100%

The following table summarizes the maturities of our time deposits as of the date indicated:

	September 30, 2014
	Time Deposits	Time Deposits	Total		Estimated
	Under	$100,000	Time	Contractual	Effective
Time Deposit Maturities	$100,000	or More	Deposits	Rate	Rate
	(Dollars in thousands)

Due in three months or less	$611,767	$925,768	$1,537,535	0.81%	0.65%
Due in over three months through six months	539,313	735,895	1,275,208	0.77%	0.67%
Due in over six months through twelve months	892,299	1,327,287	2,219,586	0.78%	0.72%
Due in over 12 months through 24 months	152,307	179,141	331,448	1.01%	0.72%
Due in over 24 months	71,327	81,375	152,702	0.97%	0.70%
Total	$2,267,013	$3,249,466	$5,516,479	0.80%	0.69%

At June 30, 2014	$2,251,473	$3,678,146	$5,929,619	0.89%	0.69%

At September 30, 2014, core deposits totaled $6.0 billion, or 52% of total deposits, and noninterest-bearing demand deposits, which totaled $2.8 billion, were 25% of total deposits. The remaining purchase accounting premium on acquired CapitalSource time deposits was $5.9 million at September 30, 2014 with a weighted average life of 11 months.

PROVISION AND ALLOWANCE FOR CREDIT LOSSES

We made a provision for credit losses of $5.0 million in both the third and second quarters of 2014 in accordance with our loan methodology, which takes into consideration new loan and lease fundings, commitments to make loans and leases, and underlying credit quality trends.  The third quarter provision is comprised of $2.7 million for Non-PCI loans and $2.3 million for PCI loans.  The provision for PCI loans results from decreases in expected cash flows on such loans, which have a net carrying value of $351.4 million at September 30th.

The following tables show roll forwards of the allowance for credit losses for the second and third quarters:

	Three Months Ended June 30, 2014
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning Balance	$59,980	$6,975	$66,955	$21,200	$88,155
Charge-offs	(830)	—	(830)	(4,604)	(5,434)
Recoveries	1,242	—	1,242	—	1,242
Provision (negative provision)	5,131	(131)	5,000	30	5,030
Ending Balance	$65,523	$6,844	$72,367	$16,626	$88,993

	Three Months Ended September 30, 2014
	Non-PCI
Allowance for Credit	Loans and	Unfunded	Total	PCI
Losses Rollforward	Leases	Commitments	Non-PCI	Loans	Total
	(In thousands)

Beginning Balance	$65,523	$6,844	$72,367	$16,626	$88,993
Charge-offs	(7,848)	—	(7,848)	(108)	(7,956)
Recoveries	1,725	—	1,725	—	1,725
Provision (negative provision)	3,684	(931)	2,753	2,297	5,050
Ending Balance	$63,084	$5,913	$68,997	$18,815	$87,812

Non-PCI loans and leases include $4.2 billion of originated loans and leases that were not obtained through acquisitions. The allowance related to these loans and leases totals $60.0 million, or 1.43% of the outstanding balance.

All acquired loans are recorded initially at their estimated fair value with such initial fair value including an estimate of credit losses. The two additional credit coverage ratios shown in the table below are presented to give an indication of overall credit risk coverage:

	September 30, 2014				June 30, 2014
	Non-PCI				Non-PCI
Credit Risk Coverage Ratios	Loans and	Allowance/		Coverage	Loans and	Allowance/		Coverage
(Excludes PCI Loans)	Leases	Discount		Ratio	Leases	Discount		Ratio
	(Dollars in thousands)

Ending balance	$11,239,964	$68,997		0.61%	$10,802,053	$72,367		0.67%
Acquired loans	(7,039,518)	(3,038	)(1)		(7,327,541)	(396	)(1)
Adjusted balance	$4,200,446	$65,959		1.57%	$3,474,512	$71,971		2.07%

Ending Balance	$11,239,964	$68,997		0.61%	$10,802,053	$72,367		0.67%
Unamortized net discount	179,424	179,424	(2)		196,950	196,950	(2)
Adjusted balance	$11,419,388	$248,421		2.18%	$10,999,003	$269,317		2.45%

(1)         Allowance attributed to $7.0 billion and $7.3 billion of acquired Non-PCI loans at September 30, 2014 and June 30, 2014, based on the allowance calculation that includes an amount for credit deterioration on acquired loans and leases since their acquisition dates.

(2)         Unamortized net discount relates to $7.0 billion and $7.3 billion of acquired Non-PCI loans at September 30, 2014 and June 30, 2014, and is assigned specifically to those loans only.  Such discount represents the acquisition date fair value adjustment based on market, liquidity, and interest rate risk in addition to credit risk and is being accreted to interest income over the remaining life of the respective loans.

The decrease in coverage ratios results from the combination of charge-offs on loans that were reserved for in the second quarter, the full payoff of a significant classified loan in the third quarter, and a lower balance of unamortized discount.

CREDIT QUALITY

The following table presents our Non-PCI loan and lease credit quality metrics as of the dates indicated:

	September 30,	June 30,
Non-PCI Credit Quality Metrics	2014	2014
	(Dollars in thousands)

Allowance for credit losses	$68,997	$72,367
Nonaccrual loans and leases (1)	88,948	96,802
Classified loans and leases (2)	260,986	304,627
Performing restructured loans	34,308	33,741
Net charge-offs (recoveries) (for the quarter)	6,123	(412)
Provision for credit losses (for the quarter)	2,753	5,000
Allowance for credit losses to loans and leases	0.61%	0.67%
Allowance for credit losses to nonaccrual loans and leases	77.6%	74.8%
Nonperforming assets to loans and leases and foreclosed assets	1.15%	1.39%
Classified loans and leases to loans and leases	2.32%	2.82%

(1)         At September 30, 2014 and June 30, 2014, includes $24,465 and $37,515, respectively, of acquired loans and leases with no allowance due to fair value accounting.

(2)         Classified loans and leases are those with a credit risk rating of substandard or doubtful.

The following table presents our Non-PCI nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	September 30, 2014		June 30, 2014		30-89 Days Past Due
		% of		% of	September 30,	June 30,
		Loan		Loan	2014	2014
	Balance	Category	Balance	Category	Balance	Balance
	(Dollars in thousands)
Real estate mortgage:
Hospitality	$6,451	1%	$6,552	1%	$—	$—
SBA	7,483	2%	8,032	2%	529	1,233
Other	26,575	1%	28,098	1%	4,014	1,427
Total real estate mortgage	40,509	1%	42,682	1%	4,543	2,660
Real estate construction:
Residential	925	1%	927	1%	—	—
Commercial	2,703	1%	2,737	1%	1,190	—
Total real estate construction	3,628	1%	3,664	1%	1,190	—
Commercial:
Collateralized	5,165	1%	11,247	3%	—	575
Unsecured	226	—	322	—	1	145
Asset-based	5,003	—	4,874	—	—	—
Cash flow	15,958	1%	15,793	—	—	—
Equipment finance	12,885	1%	10,576	1%	—	—
SBA	2,039	5%	4,096	10%	—	75
Total commercial	41,276	1%	46,908	1%	1	795
Consumer	3,535	3%	3,548	6%	165	128
Total Non-PCI loans and leases	$88,948	1%	$96,802	1%	$5,899	$3,583

The following table presents our nonperforming assets as of the dates indicated:

	September 30,	June 30,
Nonperforming Assets	2014	2014
	(Dollars in thousands)

Nonaccrual Non-PCI loans and leases	$88,948	$96,802
Nonaccrual PCI Loans (1)	27,670	38,467
Foreclosed assets, net	40,524	53,821
Total nonperforming assets	$157,142	$189,090

Nonperforming assets to loans and leases and foreclosed assets	1.35%	1.68%

(1)         Represents legacy CapitalSource borrowing relationships placed on nonaccrual status as of the acquisition date.

PCI loans, regardless of the underlying payment status of the borrower, are generally considered accruing and performing when reasonably estimable cash flows support the carrying amount of the loans. As of September 30, 2014, there are $27.7 million of PCI loans on nonaccrual status and included in the table above as the timing and amount of future cash flows is not reasonably estimable.

ABOUT PACWEST BANCORP

PacWest Bancorp is a bank holding company with over $15 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (“Pacific Western”). Through 80 full-service branches located throughout the state of California, Pacific Western provides commercial banking services, including real estate, construction, and commercial loans, to small and medium-sized businesses. Its CapitalSource and Community Banking divisions, and its subsidiary CapitalSource Business Finance Group (formerly known as BFI Business Finance), deliver the full spectrum of financing solutions nationwide across numerous industries and property types. For more information about PacWest Bancorp, visit www.pacwestbancorp.com, or to learn more about Pacific Western Bank, visit www.pacificwesternbank.com.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” about the Company and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, strategies, goals, and projections and including statements about our expectations regarding our profitability, effective tax rates, and deposit growth. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “forecast,” “expect,” “estimate,” “plan,” “continue,” “will,” “should,” “look forward” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such forward-looking statements for a variety of factors, including without limitation:

•                  changes in economic or competitive market conditions could negatively impact investment or lending opportunities or product pricing and services;

•                  deteriorations in credit and other markets;

•                  higher than anticipated loan and lease losses;

•                  sustained reduction in real estate markets could negatively impact the value of our collateral and our borrowers’ ability to repay loans;

•                  a change in the interest rate environment reduces interest margins;

•                  loan repayments higher than expected;

•                  lower than expected revenues;

•                  asset/liability repricing risks and liquidity risks reduces interest margins and the value of investments;

•                  increased costs to manage and sell foreclosed assets;

•                  legislative or regulatory requirements or changes adversely affected the Company’s business, including an increase to capital requirements;

•                  regulatory approvals for any capital activities cannot be obtained on the terms expected or on the anticipated schedule;

•                  changes in tax laws or regulations affecting our business;

•                  our inability to generate sufficient earnings;

•                  tax planning or disallowance of tax benefits by tax authorities;

•                  changes in tax filing jurisdictions or entity classifications; and

•                  other risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission (“SEC”).

All forward-looking statements included in this release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	September 30,	June 30,	December 31,
	2014	2014	2013
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$145,463	$243,583	$96,424
Interest-earning deposits in financial institutions	115,399	119,782	50,998
Total cash and cash equivalents	260,862	363,365	147,422

Securities available-for-sale, at estimated fair value	1,539,681	1,552,115	1,494,745
Federal Home Loan Bank stock, at cost	45,602	49,983	27,939
Total investment securities	1,585,283	1,602,098	1,522,684

Non-PCI loans and leases	11,239,964	10,802,053	3,930,539
PCI loans	351,431	398,471	382,796
Total gross loans and leases	11,591,395	11,200,524	4,313,335
Deferred fees and costs	(16,510)	(10,419)	(983)
Allowance for loan and lease losses	(81,899)	(82,149)	(82,034)
Total loans and leases, net	11,492,986	11,107,956	4,230,318

Equipment leased to others under operating leases	125,119	127,289	—
Premises and equipment, net	38,368	40,440	32,435
Foreclosed assets, net	40,524	53,821	55,891
FDIC loss sharing asset	22,977	28,834	45,524
Deferred tax asset, net	331,176	342,105	79,636
Goodwill	1,722,129	1,725,153	208,743
Core deposit and customer relationship intangibles, net	18,822	20,431	17,248
Other assets	300,099	273,374	193,462
Total assets	$15,938,345	$15,684,866	$6,533,363

LIABILITIES:
Noninterest-bearing deposits	$2,842,488	$2,701,434	$2,318,446
Interest-bearing deposits	8,680,949	8,966,363	2,962,541
Total deposits	11,523,437	11,667,797	5,280,987
Borrowings	363,672	4,596	113,726
Subordinated debentures	433,545	434,878	132,645
Accrued interest payable and other liabilities	139,445	139,663	196,912
Total liabilities	12,460,099	12,246,934	5,724,270

STOCKHOLDERS’ EQUITY (1)	3,478,246	3,437,932	809,093
Total liabilities and shareholders’ equity	$15,938,345	$15,684,866	$6,533,363

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$20,821	$20,121	$(3,347)

Book value per share	$33.76	$33.37	$17.66
Tangible book value per share	$16.86	$16.43	$12.73

Shares outstanding (includes unvested restricted shares of 1,115,550 at September 30, 2014, 1,121,850 at June 30, 2014 and 1,216,524 at December 31, 2013)	103,027,830	103,033,449	45,822,834

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$189,961	$192,201	$75,196	$459,625	$199,374
Investment securities	12,331	11,986	9,871	35,140	26,501
Deposits in financial institutions	64	176	91	314	183
Total interest income	202,356	204,363	85,158	495,079	226,058

Interest expense:
Deposits	8,822	7,313	1,692	17,360	6,418
Borrowings	74	199	108	352	451
Subordinated debentures	4,614	4,318	1,069	9,973	2,734
Total interest expense	13,510	11,830	2,869	27,685	9,603

Net interest income	188,846	192,533	82,289	467,394	216,455
Provision (negative provision) for credit losses	5,050	5,030	(4,167)	9,436	(2,872)
Net interest income after provision for credit losses	183,796	187,503	86,456	457,958	219,327

Noninterest income:
Service charges on deposit accounts	2,725	2,719	2,938	8,446	8,568
Other commissions and fees	6,371	5,743	2,204	14,046	6,291
Leased equipment income	5,615	5,672	—	11,287	—
Gain (loss) on sale of loans and leases	973	(485)	604	594	1,108
Gain on securities	—	89	5,222	4,841	5,631
FDIC loss sharing expense, net	(7,415)	(8,525)	(7,032)	(27,370)	(15,579)
Other income	8,045	3,266	1,191	17,640	2,151
Total noninterest income	16,314	8,479	5,127	29,484	8,170

Noninterest expense:
Compensation	45,861	45,081	27,963	119,569	79,370
Occupancy	11,188	11,078	7,828	29,861	21,906
Data processing	3,929	4,099	2,590	10,568	7,278
Other professional services	3,687	2,843	1,906	8,053	4,984
Insurance and assessments	3,020	3,179	1,496	7,792	4,024
Intangible asset amortization	1,608	1,677	1,512	4,649	3,972
Other expenses	13,355	12,115	7,875	32,758	19,860
Total operating expense	82,648	80,072	51,170	213,250	141,394
Leased equipment depreciation	2,961	3,095	—	6,056	—
Foreclosed assets expense (income), net	4,827	497	(420)	3,463	(934)
Acquisition, integration and reorganization costs	5,193	86,242	5,450	93,635	24,139
Total noninterest expense	95,629	169,906	56,200	316,404	164,599

Earnings from continuing operations before taxes	104,481	26,076	35,383	171,038	62,898
Income tax expense	(42,205)	(14,846)	(11,243)	(71,627)	(20,868)
Net earnings from continuing operations	62,276	11,230	24,140	99,411	42,030

(Loss) earnings from discontinued operations before taxes	(8)	(1,151)	39	(2,572)	(42)
Income tax benefit (expense)	3	476	(16)	1,067	18
Net (loss) earnings from discontinued operations	(5)	(675)	23	(1,505)	(24)

Net earnings	$62,271	$10,555	$24,163	$97,906	$42,006

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.11	$0.53	$1.20	$1.03
Net earnings	$0.60	$0.10	$0.53	$1.18	$1.03

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
PCI loans	$363,049	$13,490	14.74%	$375,194	$14,104	15.08%	$430,990	$12,902	11.88%
Non-PCI loans and leases	10,922,640	176,471	6.41%	10,125,327	178,097	7.06%	3,889,780	62,294	6.35%
Total loans and leases	11,285,689	189,961	6.68%	10,500,521	192,201	7.34%	4,320,770	75,196	6.90%
Investment securities (1)	1,584,811	12,331	3.09%	1,606,848	11,986	2.99%	1,518,256	9,871	2.58%
Deposits in financial institutions	99,276	64	0.26%	276,095	176	0.26%	140,785	91	0.26%
Total interest-earning assets	12,969,776	202,356	6.19%	12,383,464	204,363	6.62%	5,979,811	85,158	5.65%
Other assets	2,746,763			2,653,637			681,043
Total assets	$15,716,539			$15,037,101			$6,660,854

Liabilities and Stockholders’ Equity:
Interest checking	$605,288	86	0.06%	$601,958	77	0.05%	$619,884	83	0.05%
Money market	1,733,445	908	0.21%	1,691,115	874	0.21%	1,567,976	730	0.18%
Savings	759,177	575	0.30%	722,808	548	0.30%	216,174	14	0.03%
Time	5,680,732	7,253	0.51%	5,613,601	5,814	0.42%	765,890	865	0.45%
Total interest-bearing deposits	8,778,642	8,822	0.40%	8,629,482	7,313	0.34%	3,169,924	1,692	0.21%
Borrowings	96,711	74	0.30%	39,931	199	2.00%	9,012	108	4.75%
Subordinated debentures	434,625	4,614	4.21%	409,934	4,318	4.22%	132,413	1,069	3.20%
Total interest-bearing liabilities	9,309,978	13,510	0.58%	9,079,347	11,830	0.52%	3,311,349	2,869	0.34%
Noninterest-bearing demand deposits	2,778,260			2,546,540			2,329,197
Other liabilities	163,182			178,196			222,583
Total liabilities	12,251,420			11,804,083			5,863,129
Stockholders’ equity	3,465,119			3,233,018			797,725
Total liabilities and stockholders’ equity	$15,716,539			$15,037,101			$6,660,854
Net interest income		$188,846			$192,533			$82,289
Net interest spread			5.61%			6.10%			5.31%
Net interest margin			5.78%			6.24%			5.46%

Total deposits (2)	$11,556,902	$8,822	0.30%	$11,176,022	$7,313	0.26%	$5,499,121	$1,692	0.12%
Funding sources (3)	$12,088,238	$13,510	0.44%	$11,625,887	$11,830	0.41%	$5,640,546	$2,869	0.20%

(1)        The tax equivalent yield on investment securities was 3.47%, 3.39%, and 2.97% for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013.

(2)        Total deposits is the sum of interest-bearing deposits and noninterest-bearing demand deposits.  The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.

(3)        Funding sources is the sum of interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$145,463	$243,583	$113,508	$96,424	$132,467
Interest-earning deposits in financial institutions	115,399	119,782	228,579	50,998	11,552
Total cash and cash equivalents	260,862	363,365	342,087	147,422	144,019

Securities available-for-sale	1,539,681	1,552,115	1,477,473	1,494,745	1,512,147
Federal Home Loan Bank stock, at cost	45,602	49,983	25,000	27,939	34,095
Total investment securities	1,585,283	1,602,098	1,502,473	1,522,684	1,546,242

Non-PCI loans and leases	11,239,964	10,802,053	3,828,569	3,930,539	3,951,555
PCI loans	351,431	398,471	332,516	382,796	432,757
Total gross loans and leases	11,591,395	11,200,524	4,161,085	4,313,335	4,384,312
Deferred fees and costs	(16,510)	(10,419)	(18)	(983)	(919)
Allowance for loan and lease losses	(81,899)	(82,149)	(81,180)	(82,034)	(83,786)
Total loans and leases, net	11,492,986	11,107,956	4,079,887	4,230,318	4,299,607

Equipment leased to others under operating leases	125,119	127,289	—	—	—
Premises and equipment, net	38,368	40,440	29,908	32,435	32,683
Foreclosed assets, net	40,524	53,821	50,895	55,891	55,972
FDIC loss sharing asset	22,977	28,834	34,628	45,524	55,653
Deferred tax asset, net	331,176	342,105	72,683	79,636	70,933
Goodwill	1,722,129	1,725,153	208,743	208,743	215,862
Core deposit and customer relationship intangibles, net	18,822	20,431	15,884	17,248	18,678
Other assets	300,099	273,374	180,665	193,462	177,206
Total assets	$15,938,345	$15,684,866	$6,517,853	$6,533,363	$6,616,855

LIABILITIES:
Noninterest-bearing deposits	$2,842,488	$2,701,434	$2,391,609	$2,318,446	$2,328,688
Interest-bearing deposits	8,680,949	8,966,363	2,977,799	2,962,541	3,104,456
Total deposits	11,523,437	11,667,797	5,369,408	5,280,987	5,433,144
Borrowings	363,672	4,596	5,748	113,726	8,243
Subordinated debentures	433,545	434,878	132,790	132,645	132,500
Accrued interest payable and other liabilities	139,445	139,663	176,205	196,912	226,679
Total liabilities	12,460,099	12,246,934	5,684,151	5,724,270	5,800,566

STOCKHOLDERS’ EQUITY (1)	3,478,246	3,437,932	833,702	809,093	816,289
Total liabilities and shareholders’ equity	$15,938,345	$15,684,866	$6,517,853	$6,533,363	$6,616,855

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$20,821	$20,121	$6,825	$(3,347)	$327

Book value per share	$33.76	$33.37	$18.21	$17.66	$17.71
Tangible book value per share	$16.86	$16.43	$13.31	$12.73	$12.62

Shares outstanding (includes unvested restricted shares)	103,027,830	103,033,449	45,777,580	45,822,834	46,090,742

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$189,961	$192,201	$77,463	$73,352	$75,196
Investment securities	12,331	11,986	10,823	10,422	9,871
Deposits in financial institutions	64	176	74	82	91
Total interest income	202,356	204,363	88,360	83,856	85,158

Interest expense:
Deposits	8,822	7,313	1,225	1,450	1,692
Borrowings	74	199	79	86	108
Subordinated debentures	4,614	4,318	1,041	1,062	1,069
Total interest expense	13,510	11,830	2,345	2,598	2,869

Net interest income	188,846	192,533	86,015	81,258	82,289
Provision (negative provision) for credit losses	5,050	5,030	(644)	(1,338)	(4,167)
Net interest income after provision for credit losses	183,796	187,503	86,659	82,596	86,456

Noninterest income:
Service charges on deposit accounts	2,725	2,719	3,002	3,197	2,938
Other commissions and fees	6,371	5,743	1,932	2,125	2,204
Leased equipment income	5,615	5,672	—	—	—
Gain (loss) on sale of loans and leases	973	(485)	106	683	604
Gain (loss) on securities	—	89	4,752	(272)	5,222
FDIC loss sharing expense, net	(7,415)	(8,525)	(11,430)	(10,593)	(7,032)
Other income	8,045	3,266	6,329	934	1,191
Total noninterest income	16,314	8,479	4,691	(3,926)	5,127

Noninterest expense:
Compensation	45,861	45,081	28,627	27,697	27,963
Occupancy	11,188	11,078	7,595	7,553	7,828
Data processing	3,929	4,099	2,540	2,216	2,590
Other professional services	3,687	2,843	1,523	1,770	1,906
Insurance and assessments	3,020	3,179	1,593	1,572	1,496
Intangible asset amortization	1,608	1,677	1,364	1,430	1,512
Other expenses	13,355	12,115	7,288	7,746	7,875
Total operating expense	82,648	80,072	50,530	49,984	51,170
Leased equipment depreciation	2,961	3,095	—	—	—
Foreclosed assets expense (income), net	4,827	497	(1,861)	(569)	(420)
Acquisition, integration and reorganization costs	5,193	86,242	2,200	16,673	5,450
Total noninterest expense	95,629	169,906	50,869	66,088	56,200

Earnings from continuing operations before taxes	104,481	26,076	40,481	12,582	35,383
Income tax expense	(42,205)	(14,846)	(14,576)	(9,135)	(11,243)
Net earnings from continuing operations	62,276	11,230	25,905	3,447	24,140

(Loss) earnings from discontinued operations before taxes	(8)	(1,151)	(1,413)	(578)	39
Income tax benefit (expense)	3	476	588	240	(16)
Net (loss) earnings from discontinued operations	(5)	(675)	(825)	(338)	23

Net earnings	$62,271	$10,555	$25,080	$3,109	$24,163

Basic and diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.11	$0.57	$0.07	$0.53
Net earnings	$0.60	$0.10	$0.55	$0.06	$0.53

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands)
Performance Ratios - GAAP:
Annualized return on average assets	1.57%	0.28%	1.56%	0.19%	1.44%
Annualized return on average equity	7.13%	1.31%	12.40%	1.51%	12.02%
Yield on loans and leases	6.68%	7.34%	7.42%	6.77%	6.90%
Yield on interest-earning assets	6.19%	6.62%	6.11%	5.58%	5.65%
Cost of total deposits	0.30%	0.26%	0.09%	0.11%	0.12%
Cost of time deposits	0.51%	0.42%	0.31%	0.40%	0.45%
Cost of interest-bearing liabilities	0.58%	0.52%	0.30%	0.32%	0.34%
Cost of funding sources	0.44%	0.41%	0.17%	0.18%	0.20%
Net interest rate spread	5.61%	6.10%	5.81%	5.26%	5.31%
Net interest margin	5.78%	6.24%	5.95%	5.41%	5.46%
Annualized operating expense as a percentage of average assets	2.09%	2.14%	3.15%	2.99%	3.05%
Annualized noninterest expense as a percentage of average assets	2.41%	4.53%	3.17%	3.95%	3.35%
Efficiency ratio	46.6%	84.5%	56.1%	85.5%	64.3%

Performance Ratios - Non-GAAP:
Annualized adjusted return on average assets	1.73%	1.70%	1.41%	1.43%	1.53%
Annualized adjusted return on average equity	7.83%	7.92%	11.16%	11.60%	12.81%
Annualized return on average tangible equity	14.36%	2.65%	17.10%	2.11%	16.85%
Annualized adjusted return on average tangible equity	15.76%	16.05%	15.39%	16.23%	17.97%
Core net interest margin	5.64%	5.74%	5.42%	5.31%	5.32%
Adjusted efficiency ratio	43.4%	43.1%	57.1%	58.1%	59.0%

Average Balances:
Average loans and leases	$11,285,689	$10,500,521	$4,231,319	$4,301,377	$4,320,770
Average interest-earning assets	12,969,776	12,383,464	5,862,695	5,962,428	5,979,811
Average total assets	15,716,539	15,037,101	6,513,376	6,632,730	6,660,854
Average noninterest-bearing deposits	2,778,260	2,546,540	2,374,325	2,397,642	2,329,197
Average interest-bearing deposits	8,778,642	8,629,482	2,968,994	3,054,880	3,169,924
Average total deposits	11,556,902	11,176,022	5,343,319	5,452,522	5,499,121
Average borrowings and subordinated debentures	531,336	449,865	150,872	142,421	141,425
Average interest-bearing liabilities	9,309,978	9,079,347	3,119,866	3,197,301	3,311,349
Average funding sources	12,088,238	11,625,887	5,494,191	5,594,943	5,640,546
Average stockholders’ equity	3,465,119	3,233,018	820,248	818,935	797,725

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(Dollars in thousands)
Non-PCI Credit Quality:
Allowance for credit losses to loans and leases	0.61%	0.67%	1.75%	1.73%	1.72%
Allowance for credit losses to nonaccrual loans and leases	78%	75%	115%	145%	133%
Nonaccrual loans and leases to loans and leases	0.79%	0.90%	1.52%	1.19%	1.29%
Nonperforming assets to loans and leases and foreclosed assets	1.15%	1.39%	2.81%	2.58%	2.67%
Nonperforming assets to total assets	0.81%	0.96%	1.67%	1.57%	1.61%
Trailing twelve month net charge-offs to average loans and leases	0.09%	0.05%	0.13%	0.12%	0.21%

PacWest Bancorp Consolidated Capital Ratios:
Tier 1 leverage capital ratio	12.17%	12.40%	11.73%	11.22%	11.16%
Tier 1 risk-based capital ratio	13.24%	13.15%	16.16%	15.12%	15.13%
Total risk-based capital ratio	16.24%	16.25%	17.42%	16.38%	16.39%
Tangible common equity ratio (non-GAAP measure)	12.24%	12.14%	9.68%	9.24%	9.12%

Pacific Western Bank Capital Ratios:
Tier 1 leverage capital ratio	11.74%	11.71%	10.88%	10.79%	10.53%
Tier 1 risk-based capital ratio	12.74%	12.58%	15.00%	14.54%	14.27%
Total risk-based capital ratio	13.44%	13.32%	16.25%	15.80%	15.53%
Tangible common equity ratio (non-GAAP measure)	11.60%	11.40%	10.92%	10.88%	10.54%

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
	(Dollars in thousands, except per share data)
Basic Earnings Per Share:
Net earnings from continuing operations	$62,276	$11,230	$24,140	$99,411	$42,030
Less: earnings allocated to unvested restricted stock (1)	(685)	(290)	(786)	(1,147)	(1,137)
Net earnings from continuing operations allocated to common shares	61,591	10,940	23,354	98,264	40,893
Net earnings from discontinued operations allocated to common shares	—	(675)	23	(1,487)	(24)
Net earnings allocated to common shares	$61,591	$10,265	$23,377	$96,777	$40,869

Weighted-average basic shares and unvested restricted stock outstanding	103,029	98,817	46,091	82,758	41,306
Less: weighted-average unvested restricted stock outstanding	(1,117)	(678)	(1,795)	(981)	(1,663)
Weighted-average basic shares outstanding	101,912	98,139	44,296	81,777	39,643

Basic earnings per share:
Net earnings from continuing operations	$0.60	$0.11	$0.53	$1.20	$1.03
Net earnings from discontinued operations	—	(0.01)	—	(0.02)	—
Net earnings	$0.60	$0.10	$0.53	$1.18	$1.03

Diluted Earnings Per Share:
Net earnings from continuing operations allocated to common shares	$61,591	$10,940	$23,354	$98,264	$40,893
Net earnings from discontinued operations allocated to common shares	—	(675)	23	(1,487)	(24)
Net earnings allocated to common shares	$61,591	$10,265	$23,377	$96,777	$40,869

Weighted-average basic shares outstanding	101,912	98,139	44,296	81,777	39,643

Diluted earnings per share:
Net earnings from continuing operations	$0.60	$0.11	$0.53	$1.20	$1.03
Net earnings from discontinued operations	—	(0.01)	—	(0.02)	—
Net earnings	$0.60	$0.10	$0.53	$1.18	$1.03

(1) Represents cash dividends paid to holders of unvested stock, net of estimated forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

GAAP TO NON-GAAP RECONCILIATION

This press release contains certain non-GAAP financial disclosures for adjusted net earnings, adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, tangible book value per share, adjusted efficiency ratio, core net interest margin, and operating expense as a percentage of average assets. The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance:

•                                          Adjusted net earnings - as analysts and investors view this measure as an indicator of the Company’s ability to both generate earnings and absorb credit losses, we disclose this amount in addition to net earnings.

•                                          Adjusted return on average assets, adjusted return on average equity, return on average tangible equity, adjusted return on average tangible equity, tangible common equity amounts and ratios, and tangible book value per share - given that the use of these measures is prevalent among banking regulators, investors and analysts, we disclose them in addition to return on average assets, return on average equity, equity-to-assets ratio, and book value per share, respectively.

•                                          Adjusted efficiency ratio - we disclose this measure in addition to efficiency ratio as it shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues.

Please refer to the tables on the following pages for a presentation of performance ratios in accordance with GAAP and a reconciliation of the non-GAAP financial measures to the GAAP financial measures.

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Adjusted Net Earnings and Related Ratios	2014	2014	2013	2014	2013
	(Dollars in thousands)

Reported net earnings	$62,271	$10,555	$24,163	$97,906	$42,006
Subtract: Tax (benefit) expense on discontinued operations	(3)	(476)	16	(1,067)	(18)
Add: Tax expense on continuing operations	42,205	14,846	11,243	71,627	20,868
Reported pre-tax earnings	104,473	24,925	35,422	168,466	62,856
Add: Acquisition, integration and reorganization costs	5,193	86,242	5,450	93,635	24,139
Subtract: FDIC loss sharing expense, net	(7,415)	(8,525)	(7,032)	(27,370)	(15,579)
(Loss) gain on sale of loans and leases	973	(485)	604	594	1,108
Gain on securities	—	89	5,222	4,841	5,631
Covered OREO (expense) income, net	(452)	185	332	1,348	1,239
Gain on sale of owned office building	—	—	—	1,570	—
Adjusted pre-tax earnings before accelerrated discount accretion	116,560	119,903	41,746	281,118	94,596
Subtract: Accelerated discount accretion resulting from payoffs of acquired loans	4,501	15,290	2,105	27,446	2,959
Adjusted pre-tax earnings	112,059	104,613	39,641	253,672	91,637
Tax expense (1)	(43,703)	(40,799)	(13,874)	(98,932)	(32,073)
Adjusted net earnings	$68,356	$63,814	$25,767	$154,740	$59,564

Average assets	$15,716,539	$15,037,101	$6,660,854	$12,456,181	$5,943,004

Average stockholders’ equity	$3,465,119	$3,233,018	$797,725	$2,515,506	$685,216
Less: Average intagible assets	1,744,542	1,638,267	228,947	1,208,266	151,360
Average tangible common equity	$1,720,577	$1,594,751	$568,778	$1,307,240	$533,856

Annualized return on average assets (2)	1.57%	0.28%	1.44%	1.05%	0.95%
Annualized adjusted return on average assets (3)	1.73%	1.70%	1.53%	1.66%	1.34%
Annualized return on average equity (4)	7.13%	1.31%	12.02%	5.20%	8.20%
Annualized adjusted return on average equity (5)	7.83%	7.92%	12.81%	8.22%	11.62%
Annualized return on average tangible equity (6)	14.36%	2.65%	16.85%	10.01%	10.52%
Annualized adjusted return on average tangible equity (7)	15.76%	16.05%	17.97%	15.83%	14.92%

(1) Full-year expected effective tax rate of 39% used in 2014 periods and actual effective rate of 35% used in 2013 periods.

(2) Annualized net earnings divided by average assets

(3) Annualized adjusted net earnings divided by average assets

(4) Annualized net earnings divided by average stockholders’ equity

(5) Annualized adjusted net earnings divided by average stockholders’ equity

(6) Annualized net earnings divided by average tangible common equity

(7) Annualized adjusted net earnings divided by average tangible common equity

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
Adjusted Efficiency Ratio	2014	2014	2013	2014	2013
	(Dollars in thousands)

Noninterest expense	$95,629	$169,906	$56,200	$316,404	$164,599
Less: Acquisition, integration and reorganization costs	5,193	86,242	5,450	93,635	24,139
Covered OREO expense (income), net	452	(185)	(332)	(1,348)	(1,239)
Adjusted noninterest expense	$89,984	$83,849	$51,082	$224,117	$141,699

Net interest income	$188,846	$192,533	$82,289	$467,394	$216,455
Noninterest income	16,314	8,479	5,127	29,484	8,170
Net revenues	205,160	201,012	87,416	496,878	224,625
Less: FDIC loss sharing expense, net	(7,415)	(8,525)	(7,032)	(27,370)	(15,579)
(Loss) gain on sale of loans and leases	973	(485)	604	594	1,108
Gain on securities	—	89	5,222	4,841	5,631
Gain on sale of owned office building	—	—	—	1,570	—
Accelerated discount accretion resulting from payoffs of acquired loans	4,501	15,290	2,105	27,446	2,959
Adjusted net revenues	$207,101	$194,643	$86,517	$489,797	$230,506

Base efficiency ratio (1)	46.6%	84.5%	64.3%	63.7%	73.3%
Adjusted efficiency ratio (2)	43.4%	43.1%	59.0%	45.8%	61.5%

(1) Noninterest expense divided by net revenues

(2) Adjusted noninterest expense divided by adjusted net revenues

PACWEST BANCORP AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Tangible Common Equity Ratio	2014	2014	2014	2013	2013
	(Dollars in thousands)
PacWest Bancorp Consolidated:
Stockholders’ equity	$3,478,246	$3,437,932	$833,702	$809,093	$816,289
Less: Intangible assets	1,740,951	1,745,584	224,627	225,991	234,540
Tangible common equity	$1,737,295	$1,692,348	$609,075	$583,102	$581,749

Total assets	$15,938,345	$15,684,866	$6,517,853	$6,533,363	$6,616,855
Less: Intangible assets	1,740,951	1,745,584	224,627	225,991	234,540
Tangible assets	$14,197,394	$13,939,282	$6,293,226	$6,307,372	$6,382,315

Equity to assets ratio	21.82%	21.92%	12.79%	12.38%	12.34%
Tangible common equity ratio (1)	12.24%	12.14%	9.68%	9.24%	9.12%

Book value per share	$33.76	$33.37	$18.21	$17.66	$17.71
Tangible book value per share (2)	$16.86	$16.43	$13.31	$12.73	$12.62
Shares outstanding	103,027,830	103,033,449	45,777,580	45,822,834	46,090,742

Pacific Western Bank:
Stockholders’ equity	$3,357,138	$3,298,908	$910,644	$911,200	$906,029
Less: Intangible assets	1,740,951	1,745,584	224,627	225,991	234,540
Tangible common equity	$1,616,187	$1,553,324	$686,017	$685,209	$671,489

Total assets	$15,675,486	$15,376,440	$6,507,288	$6,523,742	$6,607,926
Less: Intangible assets	1,740,951	1,745,584	224,627	225,991	234,540
Tangible assets	$13,934,535	$13,630,856	$6,282,661	$6,297,751	$6,373,386

Equity to assets ratio	21.42%	21.45%	13.99%	13.97%	13.71%
Tangible common equity ratio	11.60%	11.40%	10.92%	10.88%	10.54%

(1) Tangible common equity divided by tangible assets

(2) Tangible common equity divided by shares outstanding